EXHIBIT 10.2

LIGHTWAVE LOGIC, INC.

Statement of Operations Committee Work

Committee Member

Fred Leonberger, PhD

Term

At the discretion of the Board, but for a period of not more than 365 consecutive days.

Scope of Work

Provide product development guidance as well as corporate development, strategic and business advisory services to the company’s CEO, including the following:

Product Development:

Seek opportunities based on LWLG materials.

•

For modulators and other waveguide devices, oversee modeling efforts and work with LWLG product management to develop and execute a product development plan. The plan will include product design, technology development, fab implementation, staffing, product qualification, continual market assessment, and sales and pricing strategy. Participate in other device activities, as appropriate, such as strategic planning and partnership formations, and university collaborations.

•

For other photonic devices, assist LWLG management in market, technology and business opportunity assessments, and related planning/strategy activities. Participate in plan and product- development reviews as appropriate.

•

Provide a technical link and help ensure coordination between the materials and device development teams.  Facilitate regular updates to the CEO and COO.

•

Assist the Company in executing an aggressive technology leadership strategy and enhancing a company product roadmap to include presentations at technical conferences.

•

Assist with executing an IP and patent strategy.

•

Assist with recruiting and building the technical team and advisory board, as needed.

Strategic Partnerships:

Work with LWLG management to identify and assess strategic partners. Establish commercial partnerships and new revenue generating engagements and/or business investments into the company by strategic partners.  Help develop buy side acquisition opportunities for the Company.

Capital Financing:

Help position and introduce the company to potential strategic investors.  Duties will include:

•

Assisting the company with preparing technical presentations for potential investors;

•

Identifying and assessing potential strategic investors on behalf of the company;

Strategic Merger and Buy Side M&A:

As directed by the CEO and Board, identify and pursue strategic acquisition targets. Assist in closing transactions.

Other:

Review technical press releases to ensure accuracy and applicability to the optical device market.

Compensation

The committee member will be paid the compensation set forth below, which shall be in addition to the compensation he receives for serving as a member of the Board. However, the committee member shall not receive as compensation from the company for service on the Operations Committee any amount in excess of $120,000 during any period of 12 consecutive months. In the event of an incomplete month of service, the compensation will be prorated based on the number of days of work for the Operations Committee.

Retainer:

•

A monthly cash retainer of $9,000 per month payable on the first day of every month.  The retainer becomes effective April 1, 2017 and shall remain in effect through March 31, 2018.  At the discretion of management, the termination date may be extended to meet operational needs.

New Business Commission:

•

A commission equal to 3% of the value of any non-security, business investment transaction that the company directly receives by a party that was introduced to the company by the committee member and/or whereby the committee member was instrumental in procuring the transaction. Such transactions will include payments received by the Company for Nonrecurring Engineering projects, payments received for consulting engagements, licensing revenue, service revenue or for product revenue received by the Company.

•

The commission will be paid within 45 days upon receipt of the revenue by the company from the customer. The commission will be payable for the duration of the committee member’s particular term on the Operations Committee and for a period of twelve (12) months after the end of the term.

Discretionary Bonus:

At the discretion of the Board, the committee member may be paid a bonus.

Miscellaneous

The committee member will be reimbursed for all pre-approved, out-of-pocket travel expenses related to his committee work in accordance company policies.

Accepted and agreed as of March 30, 2017, by:

/s/ Fred Leonberger

Fred Leonberger, PhD,

Committee Member

/s/ Thomas E. Zelibor

Thomas E. Zelibor

CEO